SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 10, 2018

One Horizon Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36530	46-3561419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34 South Molton Street, London W1K 5RG, United Kingdom

(Address of Principal Executive Offices)

+44(0)20 7409 5248

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 10, 2018, One Horizon Group, Inc. (the “Company” or “we”, “us”) received a written alert from Nasdaq Listing Qualifications that our closing bid price for the last 30 consecutive businesses was less than $1 per share. As a result, we are below the continued listing requirement to maintain a minimum bid price of $1 per share as set forth in Nasdaq Listing Rule 5550(a)(2). However, Nasdaq Listing Rule 581(c)(3)(A) provides us a compliance period of 180 calendar days to regain compliance. If at any time during this 180 days period the closing bid price of our common stock is at least $1 for a minimum of ten consecutive business days, we will regain compliance.

Item 7.01 Regulation FD Disclosure

On May 15, 2018, we issued a press release announcing our receipt of the written alert from Nasdaq Listing Qualifications that our closing bid price for the last 30 consecutive businesses was less than $1 per share. A copy of the press release is annexed hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Text of press release issued by One Horizon Group, Inc. on May 15, 2018.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2018

ONE HORIZON GROUP, INC.

By	/s/ Martin Ward
Name: Martin Ward Title: Chief Financial Officer